Exhibit 3.16

BY-LAW No. 1

of

SERCEL CANADA LTD .

TABLE OF CONTENTS

1.	Interpretation		1

2.	Registered Office		1

3.	Seal		2

4.	Directors		2
	4.01	Number and powers	2
	4.02	Powers of quorum	2
	4.03	Filling vacancy	2
	4.04	Duties	2
	4.05	Qualification	2
	4.06	Term of office	2
	4.07	Vacation of office	3
	4.08	Election and removal	3
	4.09	Failure to elect full board	3
	4.10	Cumulative voting	3
	4.11	Separate vote for candidate	3
	4.12	Distribution of votes	3
	4.13	Elimination of candidate	4
	4.14	Effective time of retirement	4
	4.15	Validity of acts	4

5.	Meetings of Directors		4
	5.01	Place of meeting	4
	5.02	Notice	4
	5.03	Notice of first meeting following election	4
	5.04	Waiver of notice	4
	5.05	Telephone participation	5
	5.06	Adjournment	5
	5.07	Quorum and voting	5
	5.08	Written resolution	5

6.	Managing Director and Committees of Directors		5

7.	Remuneration of Directors, Officers and Employees		6

8.	For the Protection of Directors and Officers		6
	8.01	Submission of matters to shareholders	6
	8.02	Liability of director	6

	8.03	Limitation to matters submitted to directors	7
	8.04	Remuneration for other work	7
	8.05	Indemnification of directors and others	7

9.	Officers		8
	9.01	Appointment of officers	8
	9.02	Removal of officers, etc.	8
	9.03	Duties of officers may be delegated	8
	9.04	Chairman of the Board	8
	9.05	Chief Executive Officer	8
	9.06	President	8
	9.07	Vice-President	9
	9.08	Secretary	9
	9.09	Corporate Records	9
	9.10	Treasurer	10
	9.11	Assistant Secretary and Assistant Treasurer	10
	9.12	Vacancies	10

10.	Shareholders’ Meetings		10
	10.01	Annual Meeting	10
	10.02	Special Meetings	10
	10.03	Place of Meetings	10
	10.04	Notice	10
	10.05	Waiver of notice	11
	10.06	Auditor	11
	10.07	Omission to give notice	11
	10.08	Record dates	11
	10.09	Record date for notice	11
	10.10	Where no record date	11
	10.11	Voting	12
	10.12	Declaration of chairman	12
	10.13	Choice of chairman	12
	10.14	Poll	12
	10.15	Shares held as personal representative	12
	10.16	Pledged shares	12
	10.17	Jointly-held shares	12
	10.18	Proxies	13
	10.19	Power of proxyholder	13
	10.20	Validity of proxy form	13
	10.21	Proxy form	13
	10.22	Proxy regulations	13
	10.23	Telephone Meetings	14
	10.24	Adjournment	14

	10.25	Quorum	14
	10.26	Sole shareholder	15
	10.27	Written Resolution	15

11.	Shares and Transfers		15
	11.01	Issuance	15
	11.02	Share certificates	15
	11.03	Agent	15
	11.04	Surrender of share certificates	15
	11.05	Defaced, destroyed, stolen or lost share certificates	15

12.	Dividends		16
	12.01	Dividend payment restriction	16
	12.02	Stock dividend	16
	12.03	Joint holders of securities	16

13.	Voting Securities in Other Bodies Corporate		16

14.	Notices etc.		17
	14.01	Service	17
	14.02	Returned notices	17
	14.03	Shares registered in more than one name	17
	14.04	Persons becoming entitled by operation of law	17
	14.05	Deceased shareholder	17
	14.06	Signature of notices	18
	14.07	Computation of time	18
	14.08	Proof of service	18

15.	Cheques, Drafts, Notes, etc.		18

16.	Custody of Securities		18
	16.01	Depositories	18
	16.02	Nominees	18

17.	Execution of Contracts, etc.		19
	17.01	Signing authority	19
	17.02	Seal	19
	17.03	Meaning of terms	19
	17.04	Sale of securities	19
	17.05	Facsimile signatures	19

18.	Enforcement of Lien for Indebtedness		20

19.	Financial Statements and Auditors		20
	19.01	Financial year	20
	19.02	Appointment of auditor	20
	19.03	Annual financial statements	20

20.	Loans to Shareholders and Others		20

21.	Unanimous Shareholder Agreement		21

22.	Coming into Force		21

BY-LAW NO. 1

(A by-law relating generally to the conduct
of the affairs of SERCEL CANADA LTD.)

     BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of SERCEL CANADA LTD. (hereinafter called the “Corporation”) as follows:

1. Interpretation

1.01 In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Business Corporations Act, Statutes of New Brunswick, 1981, c. B-9.1, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor; and

(b)	“by-law” means any by-law of the Corporation, from time to time in force and effect.

1.02 Any term contained in the by-laws that is defined in the Act shall have the meaning given to such term in the Act.

1.03 Words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

1.04 The headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2. Registered Office

2.01 The Corporation may from time to time by resolution of the board of directors change the place in New Brunswick where its registered office is located.

3. Seal

3.01 The Corporation may, but need not, have a corporate seal. The corporate seal of the Corporation shall be such as the directors may by resolution from time to time adopt. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

4. Directors

4.01 Number and powers. There shall be a board of directors consisting of four (4) directors. Subject to the articles and any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

4.02 Powers of quorum. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.03 Filling vacancy. Subject to section 69 of the Act and to the Corporation’s articles, where there is a quorum of directors in office and a vacancy occurs, the directors remaining in office may appoint a qualified person to hold office for the unexpired term of his predecessor.

4.04 Duties. Every director and officer of the Corporation in exercising his powers and discharging his duties shall:

(a)	act honestly and in good faith, and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances,

in the best interests of the Corporation.

4.05 Qualification. Every director shall be an individual nineteen (19) or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt or who has been convicted of an offence described in paragraph 63(1)(e) of the Act shall be a director. Directors need not be citizens or residents of Canada.

4.06 Term of office. A director’s term of office (subject to the provisions, if any, of the Corporation’s articles, and subject to his election for an expressly stated shorter term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting of shareholders next following his election or appointment or until his successor is elected or appointed.

4.07 Vacation of office. The office of a director shall be vacated if the director:

(a)	dies;

(b)	sends to the Corporation a written resignation (and such resignation is effective immediately unless a later time is specified in the resignation in which case the later time prevails);

(c)	is removed from office; or

(d)	becomes disqualified by virtue of failing to satisfy the requirements of clause 4.05, above.

4.08 Election and removal. Directors shall be elected by the shareholders in general meeting by ordinary resolution on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. All the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re-election. Subject to subsections 65(6) and 67(2) of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director before the expiration of his term of office and, subject to subsections 65(1) and (4) of the Act, may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

4.09 Failure to elect full board. Whenever at any election of directors of the Corporation the number of directors required by the bylaws is not elected by reason of the disqualification, incapacity or the death of any candidate, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

4.10 Cumulative voting. Each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors to be elected, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner.

4.11 Separate vote for candidate. A separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two or more persons to be elected by a single resolution.

4.12 Distribution of votes. If a shareholder has voted for more than one candidate without specifying the distribution of his votes among the candidates, he shall be deemed to have distributed his votes equally among the candidates for whom he voted.

4.13 Elimination of candidate. If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

4.14 Effective time of retirement. A retiring director shall cease to hold office at the close of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

4.15 Validity of acts. An act of a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

5. Meetings of Directors

5.01 Place of meeting. Subject to the articles, meetings of directors and of any committee of directors may be held at any place within or outside Canada. A meeting of directors may be convened by the Chairman of the Board (if any), the Chief Executive Officer or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

5.02 Notice. Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled, telexed or telecopied to each director not less than two (2) days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled, telexed or telecopied but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors have waived notice.

5.03 Notice of first meeting following election. For the first meeting of the board of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

5.04 Waiver of notice. Notice of any meeting of the board of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in any manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.05 Telephone participation. One or more of the directors may participate in any meeting of directors by means of a telephone or other communications facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means shall be deemed to be present at that meeting.

5.06 Adjournment. Any meeting of directors or any committee may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who form a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

5.07 Quorum and voting. A majority of the number of directors shall constitute a quorum for the transaction of business. Subject to subsection 75(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present. Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his original vote shall not have a second or casting vote.

5.08 Written resolution. A resolution in writing signed by all directors or signed counterparts of such resolution by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors duly called, constituted and held.

6. Managing Director and Committees of Directors

6.01 The directors may from time to time appoint from their number a managing director or one or more committees of directors, and may delegate to such managing director or committees any of the powers of the directors, except that no such managing director or committee shall have the authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or, if an auditor has been appointed, in the office of auditor;

(c)	issue securities except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay any commission concerning the issue of its shares;

(g)	approve any annual financial statements to be placed before the shareholders of the Corporation; or

(h)	adopt, amend or repeal by-laws of the Corporation.

7. Remuneration of Directors, Officers and Employees

7.01 The remuneration to be paid to the directors, officers and employees of the Corporation shall be such as the directors shall from time to time by resolution determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

8. For the Protection of Directors and Officers

8.01 Submission of matters to shareholders. The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirements are imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

8.02 Liability of director. No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

8.03 Limitation to matters submitted to directors. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

8.04 Remuneration for other work. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be from receiving proper remuneration for services.

8.05 Indemnification of directors and others. Subject to subsections 81(2) and 81(3) of the Act, except in respect to an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation and each person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

9. Officers

9.01 Appointment of officers. The directors shall annually, or as often as may be required, appoint such one or more officers as may be deemed necessary including, if the directors see fit, a Chairman of the Board, Chief Executive Officer, President, one or more Vice-Presidents, a Secretary, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers, except the Chairman of the Board, need be a director of the Corporation. Two or more such offices, except the Chairman of the Board, may be held by the same person. In the case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the board of directors.

9.02 Removal of officers, etc. All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause.

9.03 Duties of officers may be delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer of the Corporation to any other officer or to any director for the time being.

9.04 Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the board of directors and at all meetings of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by the directors.

9.05 President. The President shall be the principal executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

9.06 Vice-President. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or shareholders. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors.

9.07 Secretary. The Secretary shall give or cause to be given notices for all meetings of the directors, any committees of the directors and shareholders when directed to do so and shall have charge of the minute books of the Corporation and (subject to the appointment by the Corporation of an agent to maintain securities registers), of the documents and registers referred to below. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

9.08 Corporate Records. The Secretary (if one is appointed) or the Chief Executive Officer shall prepare and maintain records containing the following documents:

(a)	a copy of the articles and amendments thereto;

(b)	a copy of the by-laws and amendments thereto;

(c)	a copy of any unanimous shareholder agreement;

(d)	minutes of all shareholders’ meetings and resolutions;

(e)	copies of all notices of directors, and notices of change of directors;

(f)	a share register (subject to section 51 of the Act concerning bearer share warrants authorized by the articles) containing the following:

(i)	the names alphabetically arranged and the last known address of every past and present shareholder,

(ii)	the number and class or series of shares held by each shareholder, and

(iii)	the date and particulars of issue and transfer of each share, and

(g)	the names and addresses of all persons who are or have been directors of the Corporation with the dates at which each became or ceased to be a director.

9.09 Treasurer. Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depository or depositories as the directors may by resolution direct. He shall prepare and maintain adequate accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

9.10 Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or Assistant Secretaries, if more than one, and the Assistant Treasurer or Assistant Treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the directors.

9.11 Vacancies. If the office of Chief Executive Officer, President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other office created by the directors pursuant to clause 9.01 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall, in the case of the Chief Executive Officer or the President, and may in the case of the other offices appoint an officer to fill such vacancy.

10. Shareholders’ Meetings

10.01 Annual Meeting. The annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may agree upon provided that an annual meeting of the shareholders shall be held not later than 18 months after the date of incorporation or amalgamation (if the Corporation has, subsequent to its incorporation, undergone a statutory amalgamation) and subsequent annual meetings shall be held not later than 15 months after holding the last preceding annual meeting. If the directors have not determined a fixed date each year for the annual meeting and the annual meeting has not been held within the time limits prescribed any officer or director may convene an annual meeting.

10.02 Special Meetings. A special meeting of the shareholders may be convened by the Chief Executive Officer or any two directors at any date and time.

10.03 Place of Meetings. Meetings of the shareholders may be held at any place within or outside Canada permitted by the articles as is specified in the notice calling the meeting.

10.04 Notice. A printed, written or typewritten notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating:

(a)	the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and

(b)	the text of any special resolution to be submitted to the meeting,

shall be served either by delivering such notice personally to or by sending such notice to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation or its transfer agent as a shareholder and to each director of the Corporation and the auditor, if any, of the Corporation by prepaid mail not less than 10 days and not more than 50 days (exclusive of the day of mailing and inclusive of the day for which notice is given) before the date of every meeting addressed to the latest address of each such person as shown in the records of the Corporation or its transfer agent, or if no address is shown therein, then to the last address of each such person known to the Secretary, if any, or the Chief Executive Officer provided that a meeting of shareholders may be held for any purpose at any date and time and at any place without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting.

10.05 Waiver of notice. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in any manner and any such waiver may be validly given either before or after the meeting to which such waiver relates.

10.06 Auditor. The auditor of the Corporation is entitled to attend any meeting of shareholders of the Corporation and to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

10.07 Omission to give notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

10.08 Record dates. The directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

10.09 Record date for notice. The directors may also fix in advance the date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held.

10.10 Where no record date. If no record date is fixed,

(a)	the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be

(i)	at the close of business on the day immediately preceding the day on which the notice is given; or

(ii)	if no notice is given, the day on which the meeting is held; and

(b)	the record date for the determination of shareholders for any purpose, other than that specified in subparagraph (a) above or to vote, shall be at the close of business on the day on which the directors pass the resolution relating thereto.

10.11 Voting. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxy nominee.

10.12 Declaration of chairman. At any meeting, unless a poll is demanded by a shareholder or proxyholder entitled to vote at the meeting, either before or after any vote by a show of hands, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

10.13 Choice of chairman. In the absence of the Chairman of the Board (if any), the Chief Executive Officer, the President and Vice-President who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

10.14 Poll. If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination, the poll shall be taken forthwith without adjournment. If a poll is demanded on any other questions or as to the election of directors, the poll shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

10.15 Shares held as personal representative. Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

10.16 Pledged shares. Where a person mortgages, pledges or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares so long as such person remains the registered owner of such shares.

10.17 Jointly-held shares. Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

10.18 Proxies. Votes at meetings of the shareholders may be given either personally or by proxy. At every meeting at which he is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a poll at which he is entitled to vote, every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation’s articles) have one (1) vote for every share registered in his name.

10.19 Power of proxyholder. Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be a shareholder, to attend and act at the meeting in the place and stead of the shareholder except to the extent limited by proxy.

10.20 Validity of proxy form. An instrument appointing a proxy shall be in writing and executed by a shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or at any adjournment thereof.

10.21 Proxy form. An instrument appointing a proxyholder may be in the following form or in any other form that complies with the requirements of the Act:

The undersigned shareholder of Sercel Canada Ltd. hereby appoints                     of                     , whom failing,                      of                      as the nominee of the undersigned to attend, vote and act for and on behalf of the undersigned at the                      meeting of the shareholders of the said Corporation to be held on the                     day of                                         , 20                    , and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

DATED the                      day of                                         , 20                    .

Signature of Shareholder

This form of proxy must be signed by a shareholder or his attorney authorized in writing.

10.22 Proxy regulations. The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instrument appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. However, if the directors specify in the notice calling a shareholders’ meeting a time preceding the meeting or adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent the time so specified shall not exceed 48 hours, excluding Saturday and holidays preceding the meeting. The chairman of the meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

10.23 Telephone Meetings. A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communications facility that permits all persons participating in the meeting to hear each other and a person participating in such a meeting by those means shall be deemed to be present at the meeting.

10.24 Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned for less than sixty (60) days no notice of the time and place for the holding of the adjourned meeting need by given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of sixty (60) days or more, notice of the adjourned meeting shall be given as for an original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

10.25 Quorum. Two (2) persons present and each holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be persons present not being less than two (2) in number and holding or representing by proxy not less than fifty-one per cent (51%) of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

10.26 Sole shareholder. Notwithstanding the foregoing, if a Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

10.27 Written Resolution. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is as valid as if it had been passed at a meeting of the shareholders whether an annual or a special meeting.

11. Shares and Transfers

11.01 Issuance. Subject to the articles of the Corporation, any unanimous shareholder agreement and to section 27 of the Act (pre-emptive rights), shares in the Corporation may be issued at such time and issued to such persons and for such consideration as the directors may determine.

11.02 Share certificates. Share certificates (and the form of transfer power on the reverse side thereof) shall (subject to compliance with section 47 of the Act) be in such form as the directors may from time to time by resolution approve and such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, and any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon. If a share certificate contains a printed or mechanically reproduced signature of a person, notwithstanding any change in the persons holding an office between the time of actual signing and the issuance of any certificate and notwithstanding that a person signing may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

11.03 Agent. The directors may from time to time by resolution appoint or remove an agent to maintain a central share register and branch share registers for the Corporation.

11.04 Surrender of share certificates. Subject to the Act, no transfer of a share issued by the Corporation shall be recorded or registered unless or until the share certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until a duly executed share transfer power in respect thereof has been presented for registration.

11.05 Defaced, destroyed, stolen or lost share certificates. In case of the defacement, destruction, theft or loss of a share certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new share certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or, if there be an agent, hereinafter in this clause referred to as the “Corporation’s agent”, then to the Corporation and the Corporation’s agent) of a bond of a surety company (or other security approved by the directors) in such form as is approved by the directors or by the Chairman of the Board (if any), the Chief Executive Officer, the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation’s agent if any), against all loss, damage or expense, that the Corporation and\or the Corporation’s agent may suffer or be liable for by reason of the issuance of a new share certificate to such shareholder, and provided the Corporation or the Corporation’s agent does not have notice that the share has been acquired by a bona fide purchaser, a new share certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the Chief Executive Officer, the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the directors.

12. Dividends

12.01 Dividend payment restriction. The Directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation’s articles unless there are reasonable grounds for believing that,

(a)	the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

12.02 Stock dividend. Subject to the foregoing, the Corporation may pay a dividend in money or property or by issuing fully paid shares of the Corporation.

12.03 Joint holders of securities. In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

13. Voting Securities in Other Bodies Corporate

13.01 All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

14. Notices etc.

14.01 Service. Any notice or other document required to be given or sent by the Corporation to any shareholder, director or auditor of the Corporation shall be delivered personally or sent by prepaid mail or by telegram, telex, facsimile transmission or electronic mail addressed to:

(a)	the shareholder at his latest address as shown on the records of the Corporation or its transfer agent; and

(b)	the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 64 or 71 of the Act.

With respect to every notice or document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

14.02 Returned notices. If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

14.03 Shares registered in more than one name. All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

14.04 Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he derives his title to such shares.

14.05 Deceased shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

14.06 Signature of notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten, printed or otherwise mechanically reproduced.

14.07 Computation of time. Where a given number of days’ notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

14.08 Proof of service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other documents to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

15. Cheques, Drafts, Notes, etc.

15.01 All cheques, drafts or orders for the payment of money and all notices, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

16. Custody of Securities

16.01 Depositories. All securities (including warrants) owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositories or in such other manner as may be determined from time to time by the directors.

16.02 Nominees. All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with the endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

17. Execution of Contracts, etc.

17.01 Signing authority. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the President and Secretary together and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

17.02 Seal. The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

17.03 Meaning of terms. The term “contracts”, “documents”, or “instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

17.04 Sale of securities. In particular, without limiting the generality of the foregoing, the Chief Executive Officer and the President are authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such securities.

17.05 Facsimile signatures. The signature or signatures of any such officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

18. Enforcement of Lien for Indebtedness

18.01 Subject to subsection 47(8) of the Act, if the articles of the Corporation provide that the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, the directors of the Corporation may refuse to permit the registration of a transfer of any such share or shares until the debt has been paid in full.

19. Financial Statements and Auditors

19.01 Financial year. The financial year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine, and until so determined shall terminate on the last day of the fiscal period selected for the purposes of the Income Tax Act (Canada).

19.02 Appointment of auditor. The shareholders of the Corporation may by ordinary resolution appoint an auditor who shall hold office until the next succeeding annual meeting or until his successor is elected or appointed unless a resolution is passed not to appoint an auditor for the ensuring year. Subject to section 104 of the Act, the auditor shall be a person who is independent of the Corporation, its affiliates, directors and officers.

19.03 Annual financial statements. The directors of the Corporation shall place before the annual meeting comparative financial statements prepared in accordance with generally accepted accounting principles and relating separately to

(a)	the period between the date of incorporation and a date not more than 6 months prior to the annual meeting or, if a financial year has been completed, the period between the end of such financial year and a date not more than 6 months prior to the annual meeting, and

(b)	the immediately preceding financial year,

together with the report of the auditor, if any has been appointed. A copy of the above-mentioned financial statements shall be sent to every shareholder (other than a shareholder who has informed the Corporation in writing that he does not want a copy) not less than 21 days before the annual meeting or such shorter period before the meeting as may be agreed by the shareholders.

20. Loans to Shareholders and Others

20.01 The corporation may give financial assistance by means of a loan, guarantee or otherwise:

(a)	to any person on account of expenditures incurred on behalf of the Corporation;

(b)	to a holding body corporate if the Corporation is a wholly-owned subsidiary of the borrower or recipient of financial assistance;

(c)	to a subsidiary of the Corporation;

(d)	to or for the benefit of employees of the Corporation or any of its affiliates:

(i)	to enable or assist them to purchase or erect houses for their own occupation; and

(ii)	in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates by a trustee; and

(e)	subject to subsections 43(1) and 43(2) of the Act (which prohibit loans secured by a share of the Corporation and financial assistance in connection with shares issued or to be issued by the Corporation):

(i)	to any shareholder, director, officer or employee of the Corporation or its affiliates, or

(ii)	to any associate of a person named in subparagraph (i) above.

21. Unanimous Shareholder Agreement

21.01 Notwithstanding anything else in this by-law, in the event of any inconsistency between this bylaw and any unanimous shareholder agreement, the terms of the unanimous shareholder agreement shall prevail.

22. Coming into Force

22.01 This by-law comes into force upon incorporation of the Corporation.

ENACTED the 25th day of August, 2000.

/s/ Len Hoyt

President
/s/ Len Hoyt	c.s.

Secretary